First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets

	June 30, 2014	December 31, 2013	June 30, 2013
(in thousands, except share data)	(unaudited)		(unaudited)
ASSETS
Cash & Due from Banks	$8,880	$10,742	$11,757
Interest Bearing Deposits in Banks	16,498	10,126	101,495
Cash and Cash Equivalents	25,378	20,868	113,252
Securities Available-for-Sale	102,429	172,830	337,322
Securities Held-to-Maturity, at amortized cost (fair value - $132,695)	130,709	132,568	—
Loans Held for Sale	28,547	220	3,785
Loans	659,539	583,097	542,019
Less: Allowance for Loan and Lease Losses	9,400	10,500	12,300
Net Loans	650,139	572,597	529,719
Premises and Equipment, net	26,510	27,888	29,014
Bank Owned Life Insurance	28,835	28,346	27,961
Other Real Estate Owned	7,717	8,201	10,533
Other Assets	12,421	14,056	15,063
TOTAL ASSETS	$1,012,685	$977,574	$1,066,649

LIABILITIES
Deposits
Noninterest-Bearing Demand	$149,588	$144,365	$138,543
Interest-Bearing Demand	102,106	95,559	90,854
Savings and Money Market Accounts	233,502	206,125	206,539
Certificates of Deposit of less than $100 thousand	163,486	182,408	215,098
Certificates of Deposit of $100 thousand or more	131,991	153,750	196,896
Brokered Deposits	87,036	75,062	109,881
Total Deposits	867,709	857,269	957,811
Federal Funds Purchased and Securities Sold
under Agreements to Repurchase	15,911	12,520	14,067
Other Borrowings	38,075	20,000	—
Other Liabilities	4,424	4,137	8,117
Total Liabilities	926,119	893,926	979,995
STOCKHOLDERS' EQUITY
Common Stock - $.01 par value 150,000,000 shares authorized; 66,632,601 shares issued as of June 30, 2014; 66,602,601 shares issued as of December 31, 2013, 62,428,367 shares issued as of June 30, 2013	764	764	723
Paid-In Surplus	197,197	196,536	191,629
Common Stock Warrants	—	—	—
Accumulated Deficit	(103,474)	(104,042)	(101,965)
Accumulated Other Comprehensive Income	(7,921)	(9,610)	(3,733)
Total Stockholders' Equity	86,566	83,648	86,654
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,012,685	$977,574	$1,066,649

First Security Group, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in thousands, except per share data)	2014	2013	2014	2013
INTEREST INCOME
Loans, including fees	$7,672	$6,406	$14,688	$13,076
Investment Securities – taxable	936	1,009	1,996	1,821
Investment Securities – non-taxable	198	231	438	437
Other	37	139	50	260
Total Interest Income	8,843	7,785	17,172	15,594
INTEREST EXPENSE
Interest Bearing Demand Deposits	48	77	95	152
Savings Deposits and Money Market Accounts	144	218	274	440
Certificates of Deposit of less than $100 thousand	262	520	571	1,084
Certificates of Deposit of $100 thousand or more	243	527	547	1,083
Brokered Deposits	531	941	1,097	2,078
Other	70	16	118	31
Total Interest Expense	1,298	2,299	2,702	4,868
NET INTEREST INCOME	7,545	5,486	14,470	10,726
Credit for Loan and Lease Losses	(270)	(826)	(1,242)	(148)
NET INTEREST INCOME AFTER CREDIT FOR LOAN AND LEASE LOSSES	7,815	6,312	15,712	10,874
NONINTEREST INCOME
Service Charges on Deposit Accounts	769	763	1,510	1,500
Mortgage Banking Income	279	211	459	507
Gain on Sales of Securities Available-for-Sale	247	154	618	154
Gain on Sales of Loans	450	—	472	—
Other	1,285	1,062	2,606	2,043
Total Noninterest Income	3,030	2,190	5,665	4,204
NONINTEREST EXPENSES
Salaries and Employee Benefits	5,225	5,665	10,499	11,274
Expense on Premises and Fixed Assets, net of rental income	1,296	1,389	2,673	2,756
Other	3,580	5,524	7,374	12,384
Total Noninterest Expenses	10,101	12,578	20,546	26,414
INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	744	(4,076)	831	(11,336)
Income Tax Provision (Benefit)	131	(83)	263	36
NET INCOME (LOSS)	613	(3,993)	568	(11,372)
Preferred Stock Dividends	—	(517)	—	(929)
Accretion on Preferred Stock Discount	—	(341)	—	(452)
Effect of Exchange of Preferred Stock to Common Stock	—	26,179	—	26,179
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$613	$21,328	$568	$13,426
NET INCOME PER SHARE:
Net Income Per Share – Basic	$0.01	$0.39	$0.01	$0.47
Net Income Per Share – Diluted	$0.01	$0.39	$0.01	$0.47
Dividends Declared Per Common Share	$—	$—	$—	$—